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Exhibit 21


                                  SUBSIDIARIES OF THE REGISTRANT
                                     (as of December 31, 2003)
         Allegiant Bank                                                                 Missouri
              Allegiant Investment Company                                              Delaware
                  Allegiant Real Estate Investment Trust                                Delaware
              Equality Mortgage Company                                                 Missouri
              Allegiant Insurance Services Company                                      Missouri
         Kratky Road, Incorporated                                                      Missouri
         Allegiant Capital Corporation                                                  Missouri
         Allegiant Capital Trust I                                                      Delaware
         Allegiant Capital Trust II                                                     Delaware
         Allegiant Community Development Corporation                                    Missouri
         Allegiant Investment Counselors, Incorporated                                  Missouri
         Equality Commodity Corporation                                                 Missouri
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